UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On June 26, 2015, National Rural Utilities Cooperative Finance Corporation (“the Company”) and Caribbean Asset Holdings LLC (“CAH”) executed a non-binding letter of intent (the “LOI”) to dispose of the telecommunications and cable television operations held by operating subsidiaries of CAH as foreclosed assets. Over the past several months, we have engaged in a sale process related to these assets including the receipt of expressions of interest from multiple potential buyers for all or certain of the CAH businesses, the facilitation of due diligence related to the assets by certain potential buyers subject to nondisclosure agreements, and the negotiation of the terms of the LOI. In connection with this process and the execution of the LOI, the Company expects to record an impairment charge in a range of approximately $70 million to $90 million. We are in the process of finalizing the calculation of the impairment charge as we complete our fiscal year-end financial reporting process and will report the amount of the impairment charge in our Annual Report on Form 10-K for the year ended May 31, 2015. We expect to file the May 31, 2015 Form 10-K on a timely basis, by August 31, 2015. The impairment charge will not affect our compliance with debt covenants under our existing indentures and credit facility agreements. The impairment charge will include estimated cash expenditures of approximately $2 million for legal and other transaction costs.

Certain comments made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations and are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” and similar expressions. All statements about future expectations or projections are forward-looking statements. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  July 1, 2015